As filed with the Securities and Exchange Commission on April 21, 2008

Registration No. 333-113838

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VYYO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3241270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6625 The Corners Parkway, Suite 100 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan

2000 Employee Stock Purchase Plan
(Full Title of the Plans)

Tashia L. Rivard General Counsel and Secretary Vyyo Inc. 6625 The Corners Parkway, Suite 100 Norcross, Georgia 30092	Copies to:	Stephen C. Waterbury Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(Name and Address of Agent For Service)

(678) 282-8000
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer (as defined in Exchange Act Rule 12b-2), an accelerated filer (as defined in Exchange Act Rule 12b-2), a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

This post-effective amendment is effective upon its filing with the Commission.

REMOVAL OF SECURITIES FROM REGISTRATION AND
TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement deregisters all shares registered pursuant to, and terminates the effectiveness of, the Registrant’s Form S-8 Registration Statement (No. 333-113838).  The Registrant is filing this amendment in connection with the suspension of its reporting obligations under Section 15(d) of the Securities and Exchange Act of 1934.

Item 8.  Exhibits

Exhibit Number	Description

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 18th day of April, 2008.

VYYO INC.

By:	/s/ Wayne H. Davis
Wayne H. Davis
Its Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wayne H. Davis	Chief Executive Officer (Principal	April 18, 2008
Wayne H. Davis	Executive Officer)

/s/ Robert K. Mills	Chief Financial Officer (Principal	April 18, 2008
Robert K. Mills	Financial and Accounting Officer)

/s/ Davidi Gilo	Chairman of the Board	April 18, 2008
Davidi Gilo*	and Director

/s/ James A. Chiddix	Vice Chairman of the Board	April 18, 2008
James A. Chiddix*	and Director

/s/ Margaret A. Bellville	Director	April 18, 2008
Margaret A. Bellville*

/s/ Ronn Benatoff	Director	April 18, 2008
Ronn Benatoff*

/s/ Lewis S. Broad	Director	April 18, 2008
Lewis S. Broad*

	Director	, 2008
Neill H. Brownstein

/s/ Avraham Fischer	Director	April 18, 2008
Avraham Fischer*

	Director	, 2008
Samuel L. Kaplan

/s/ Benita Fitzgerald Mosley	Director	April 18, 2008
Benita Fitzgerald Mosley*

/s/ Alan L. Zimmerman	Director	April 18, 2008
Alan L. Zimmerman*

*By	/s/ Tashia L. Rivard
Tashia L. Rivard, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Powers of Attorney.